SRG 2022 Year End Business Update

Corporate Term Loan Successfully Extended to July 31, 2025 By Reducing Loan Balance to $800M

2022 Gross Proceeds from Asset Sales of $739.7M

2023 Year to Date Gross Proceeds from Asset Sales of $232.8M

$800M of Debt Paydowns since end of 2021

Annualized Interest Savings of $56.0M

NEW YORK—Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner and developer of retail, residential and mixed-use properties, today provided an update on the Company’s disposition activity and the two-year extension of the Company’s corporate term loan.

“We are very pleased to announce the two-year extension of our corporate term loan, which was made possible by the significant progress we have made in advancing our plan of sale,” said Andrea Olshan, Chief Executive Officer and President. “As we look ahead, we are encouraged by the assets we currently have under contract or subject to accepted offers, which would generate total anticipated gross proceeds of over $580 million, if completed. We expect that these transactions, together with the monetization of other assets we have slated for sale, will provide us with the financial flexibility to fund ongoing operating expenses, capital obligations and further loan paydowns.”

Q4 2022 Disposition Update

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Generated $332.5 million of gross proceeds from the sale of 24 full assets and 5 partial assets:
o
$190.9 million from the sale of stabilized, partially stabilized and pad sites at prices reflecting blended cap rates of 7.7%, 6.0% and 6.6% respectively; and
o
$141.6 million from the sale of vacant or non-income producing assets at prices reflecting, on average, $59.74 PSF or $720 thousand per acre. The sale of these assets eliminates $6.5 million of annual carrying costs.
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Prepaid $240 million of the Company’s term loan reducing annual interest expense related to the term loan by approximately $16.8 million and reducing the outstanding principal balance of the term loan to $1.03 billion as of December 31, 2022.

FY 2022 Disposition Update

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Generated $739.7 million of gross proceeds from the sale of 65 full assets and 8 partial assets:
o
$348.2 million from the sale of stabilized, partially stabilized and pad sites at prices reflecting blended cap rates of 7.2%, 5.1% and 6.5% respectively;
o
$325.5 million of gross proceeds from the sale of vacant or non-income producing assets at prices reflecting, on average, $54.66 PSF or $681 thousand per acre. The sale of these assets eliminates $13.9 million of annual carrying costs; and
o
$66.0 million of gross proceeds from monetizing unconsolidated entity interests.
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Prepaid $410 million towards the Company’s term loan reducing annual interest expense by approximately $28.7 million.

2023 Year to Date Disposition Update

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Generated $232.8 million of gross proceeds from the sale of 17 full assets:
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$228.5 million from the sale of stabilized and partially stabilized sites at prices reflecting a blended cap rate of 9.2% and 9.3% respectively; and
o
$4.3 million of gross proceeds from the sale of vacant or non-income producing assets at prices reflecting, on average, $21.23 PSF or $264 thousand per acre. The sale of these assets eliminates $0.9 million of annual carrying costs.
•
Prepaid $230 million towards the Company’s term loan reducing annual interest expense by approximately $16.1 million and reducing the outstanding principal balance of the term loan to $800 million as of February 2, 2023.
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After giving effect to the $230 million paydown, the Company has in excess of $100 million of cash on hand as of February 2, 2023.

Looking Ahead and Market Update

As of February 2, 2023, the Company had assets under contract for sale for total anticipated gross proceeds of $489.0 million (the “Pending Sales”) composed of:

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$244.6 million anticipated from transactions subject to customary closing conditions, but no due diligence contingency; and
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$244.4 million anticipated from transactions subject to due diligence contingencies and customary closing conditions.

Additionally, the Company has accepted offers and is currently negotiating definitive purchase and sale agreements on assets for total anticipated gross proceeds of approximately $95.0 million (the “Pipeline Sales”). The Pending Sales and the Pipeline Sales are composed of a combination of multi-tenant retail assets, certain premier and mixed-use assets, joint venture interests as well as non-core assets.

Over the last several months, the Company, along with the commercial real estate market as a whole, has experienced progressively more challenging market conditions, especially with respect to larger scale development sites, as a result of, among other things, the continued rise in interest rates, increases to required return hurdles for institutional buyers, availability of debt capital, higher construction and labor costs for development, decreased demand for speculative office development and slowing rent growth expectations due to potential recession concerns. These conditions apply downward pricing pressure on all of our assets. The assets we have sold to date have been those less impacted by these adverse market trends. In making decisions regarding whether and when to transact on the Company’s remaining assets, the Company will consider various factors including, but not limited to, the breadth of the buyer universe, macroeconomic conditions, the availability and cost of financing, as well as corporate, operating and other capital expenses required to carry the asset. All of these considerations may impact the amounts and timing of distributions to shareholders.

Footnotes:

1.
2023 and 2024 projections are based on the Company’s latest forecasts and assumptions, but the Company cautions that actual results may differ materially.
2.
Dispositions and portfolio composition includes both full sites and partial assets.
3.
2021 and 2022 property types and markets are based on the Company’s latest categorizations as of Q4 2022.
4.
2023 portfolio composition is as of February 2, 2023 whereas portfolio statistics for prior years are as of January 1st of the applicable year.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: successful completion of Company’s plan of sale; declines in retail, real estate and general economic conditions, including the possibility of a recession, and the impact of rising interest rates on buyer’s ability to finance transactions; the future bankruptcy or insolvency of any of the Company’s tenants; risks relating to redevelopment activities; contingencies to the commencement of rent under leases; the terms of the Company’s indebtedness and other legal requirements to which the Company is subject; failure to achieve expected occupancy and/or rent levels within the projected time frame or at all; the impact of ongoing negative operating cash flow on the Company’s ability to fund operations and ongoing development; increased risks and costs associated with volatility in commodity and labor prices or as a result of supply chain or procurement disruptions; the Company’s ability to access or obtain sufficient sources of financing to fund the Company’s liquidity needs; rising real estate taxes that we might not be able to pass on to our tenants; the impact of the COVID-19 pandemic on the business of the Company’s tenants and business, income, cash flow, results of operations, financial condition, liquidity and prospects; and environmental, health, safety and land use laws and regulations, as well as potential risks associated with cybersecurity incidents, natural disasters, severe weather conditions and climate change and related legislation and regulations. For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2021 and in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2022. While the Company believes that its forecasts and assumptions are reasonable, the Company cautions that actual results may differ materially. The Company intends the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Seritage

Seritage is principally engaged in the ownership, development, redevelopment, management and leasing of retail and mixed-use properties throughout the United States. As of December 31, 2022, the Company’s portfolio consisted of interests in 97 properties comprised of approximately 13.4 million square feet of gross leasable area ("GLA") or build-to-suit leased area, approximately 213 acres held for or under development and approximately 6.1 million square feet or approximately 498 acres to be disposed of. The portfolio consists of approximately 10.8 million square feet of GLA held by 80 wholly owned properties (such properties, the “Consolidated Properties”) and 2.6 million square feet of GLA held by 17 unconsolidated entities (such properties, the “Unconsolidated Properties”).

Seritage Growth Properties
John Garilli
Interim Chief Financial Officer
(212) 355-7800
IR@Seritage.com